THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

April 4, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Attn: Document Control

Re:

American Depositary Shares Evidenced by American Depositary Receipts for

Common Shares of the nominal value of ZŁ1 each of Netia Holding S.A.

(Form F-6 File Nos. 333-13424 & 333-10618)

Dear Sirs:

Pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Receipts are to be issued, we enclose a copy of the revised prospectus (the “Prospectus”) for Netia Holding S.A. As required by Rule 424(e) the cover page has a reference to Rule 424(b)(3) and to the file numbers of the registration statements to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the Form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Netia Holding S.A.

Due to the nominal value change of Netia Holding S.A., the Prospectus has been revised to reflect the new par value which states that:

“EFFECTIVE JANUARY 30, 2003, NETIA HOLDING S.A. HAS CHANGED THE NOMINAL VALUE OF ITS COMMON SHARES FROM ZŁ6 EACH TO ZŁ 1EACH”.

Please contact me with any questions or comments on 212-815-3503.

/s/SLAWEK SOLTOWSKI

Slawek Soltowski

Assistant Vice President

Encl.

cc:

Paul Dudek, Esq.

(Office of International Corporate Finance)